Exhibit 10.5

                                 PROMISSORY NOTE

Borrower:         Lamcor, Incorporated          Lender:  First Farmers &
                  P.O. Box 70                            Merchants National Bank
                  Le Sueur, MN  56058                    112 South Main Street
                                                         Le Sueur, MN  56058

Principal Amount:  $            Initial Rate:              Date of Note:

PROMISE TO PAY. Lamcor, Incorporated ("Borrower") promises to pay First Farmers & Merchants National Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of _____________ & 00/100 Dollars ($____________.00) together with Interest on the unpaid principal balance from ___________, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan on demand, or if no demand is made, in ___ payments of $_________ each payment. Borrower's first payment is due ___________, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on ___________, and will be for all principal and all accrued Interest not yet paid. Payments include principal and Interest. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount of any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject of change from time to time based on changes in an index which is the First Farmers & Merchants National Bank Inter Rate (the "Index"). The Index is not necessarily the lower rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each MONTH. The Index currently is _____% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of _____ percentage points over the Index, resulting in an initial rate of _____% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments of the same amount and increase Borrower's final payment.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum Interest charge of $10.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other terms, obligation, covenant, or condition contained in this Note or any agreements related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and not event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrow also will pay Lender that amount. This includes subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Minnesota. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Le Sueur County, the State of Minnesota. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

COLLATERAL. This Note is secured by a Security Agreement from Lamcor, incorporated to First Farms & Merchants National Bank dated ____________, covering ______________________ and existing collateral already on file with First Farmers & Merchants National Bank.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay of forgo enforcing any of its rights of remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Lamcor, Incorporated


By: _______________________________
       Leo W. Lund, Board Chairman